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                                                                   Exhibit 10.9





           BEIJING FUHUA INNOVATION TECHNOLOGY DEVELOPMENT CO., LTD.

                                      and

                    CHINA FINANCE ONLINE (BEIJING) CO., LTD.





                              AMENDED AND RESTATED

                     STRATEGIC CONSULTING SERVICE AGREEMENT
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                              AMENDED AND RESTATED
                     STRATEGIC CONSULTING SERVICE AGREEMENT

THIS AMENDED AND RESTATED STRATEGIC CONSULTING SERVICE AGREEMENT ("this Agreement") is entered into in Beijing, People's Republic of China on this 27th day of May, 2004 by and between:

Party A ("Entrusting Party"): Beijing Fuhua Innovation Technology Development Co., Ltd. ("Party A"), with its registered address at Room 615, Ping'an Mansion, No. 23 Financial Street, West District, Beijing, China; and

Party B ("Entrusted Party"): China Finance Online (Beijing) Co., Ltd. ("Party B"), with its registered address at Room 610B, Ping'an Mansion, No. 23 Financial Street, West District, Beijing, China.

Each of Party A and Party B shall hereinafter individually be referred to as a "Party" and collectively as the "Parties".

WHEREAS,

1. Party A is a company organized and existing under the laws of the People's Republic of China (the "PRC"), with its main business in providing Internet information services and selling computer software and hardware and peripheral equipment in the PRC (the "Business"). Party B is a wholly foreign-owned enterprise organized and existing under the laws of the PRC and it has expertise and resources in strategic consulting in the area of the Business. Party A agrees to entrust Party B to provide strategic consulting services ("Services") with respect of the Business, and Party B agrees to accept such entrustment under the terms and conditions set out below. Party A and Party B entered into an Exclusive Service Agreement on January 8, 2001.

2. The Parties intend to make amendments to the Exclusive Service Agreement.

NOW AND THEREFORE, the Exclusive Service Agreement dated January 8, 2001 shall be superseded by this Agreement after the effective date hereof. The Parties agree to the terms and conditions under this Agreement as follows:

ARTICLE 1 ENTRUSTED MATTERS

Matters entrusted by Party A to Party B under this Agreement (the "Entrusted Matters") shall be providing Services within the scope of this Agreement.

ARTICLE 2 SCOPE OF SERVICES

Services to be provided by Party B to Party A under this Agreement shall mainly include the following subject to the regulation of applicable laws:

(1)  New product evaluation;



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(2)  Market research;

(3)  Marketing and sales strategy; and

(4)  Other services related to Party A's business.


ARTICLE 3 FEE AND PAYMENT

The Parties agree that consulting fee hereunder shall be calculated and paid in the following manner:

1. The consulting fee payable by Party A to Party B hereunder shall be calculated in accordance with the actual amount of time during which Party B provides services to Party A.

2. Party B reserves the right to adjust the rates of the consulting fee and other reasonable fees in accordance with the actual performance of Party A.


3. The consulting fee hereunder shall be paid on a quarterly basis. Party A shall, within three (3) months of the last day of each quarter, pay consulting fee of each quarter into an account designated by Party B. At the end of each year, Party B shall settle the consulting fee with Party A in accordance with the actual fees payable by Party A under this Agreement.


ARTICLE 4 OBLIGATIONS OF THE PARTIES

1. THE OBLIGATIONS OF PARTY A

(1) Party A shall promptly provide Party B with any materials and information necessary for the fulfillment of the Services hereunder, and shall warrant the authenticity and accuracy of all such materials and information it provides.

(2) Party A shall pay consulting fee to Party B pursuant to Article 3 hereof;

(3) Unless otherwise agreed by Party B in writing, Party A shall not entrust any third party to provide any Services as stipulated in Article 2 hereof;

(4) Party A shall perform other obligations under applicable laws and regulations of the PRC.

2. THE OBLIGATIONS OF PARTY B

(1) Party B shall provide the Services to Party A pursuant to this Agreement;

(2) Party B warrants to Party A that the information and suggestions provided by Party B to Party A under this Agreement shall be in compliance with relevant laws and regulations of the PRC;

(3) During the term of this Agreement and upon termination of this Agreement due to any reasons whatsoever, Party B shall keep confidential of any technical information and materials provided by Party A, and all other information which Party A does not want to disclose.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

1. Party B represents, warrants and covenants to Party A (such representations, warranties and covenants shall become effective from the Effective Date of this Agreement) that:


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(1) Party B shall use its expertise and resources in strategic consulting with respect to the Business to organize and coordinate the Entrusted Matters and shall set up working groups consisting of experienced personnel to provide Services to Party A;

(2) Party B shall, during the course of providing the Services hereunder, act in due diligence and perform its obligations pursuant to applicable laws, regulations and relevant administrative rules of the PRC as well as the terms and conditions of this Agreement.

2. Party A represents and warrants to Party B (such representations and warranties shall become effective from the Effective Date of this Agreement) that:

(1) The obligations of Party A under this Agreement shall be legal and binding on Party A. Party A's performance of its obligations hereunder shall neither conflict with any of its obligations under any other agreement or document, nor contravene any applicable laws, regulations or administrative rules of the PRC;

(2) Any document and material provided by Party A to Party B under this Agreement shall be authentic and accurate.

3. Upon the occurrence of an event which may make any representation, warranty or covenant of a Party hereto under this Articles 5 become unauthentic or inaccurate, such Party shall promptly inform the other Party thereof, and, upon reasonable request of the other Party, take measures to remedy and disclose details of such event.

4. The legal liabilities arising out of a breach of any of the representations, warranties or covenants mentioned above shall not be affected upon the completion of the Entrusted Matters hereunder.

5. No Party hereto shall assign any of its rights or obligations under this Agreement to any third party.

ARTICLE 6 INDEMNIFICATION

In the event that a Party fails to comply with any of its obligations hereunder and such failure result in losses to the other Party, the defaulting Party shall make full and effective compensation to the other Party; if the failure makes it impossible to continue to perform this Agreement, the other Party shall have the right to terminate this Agreement and the defaulting Party itself shall bear its losses arising out of such termination.

ARTICLE 7 FORCE MAJEURE AND CHANGE OF CIRCUMSTANCES

If, at any time before the completion of the Entrusted Matters, a significant change or event in politics, economy, finance, law or otherwise occurs, and such change or event has had or may have a material adverse effect to the performance of the Entrusted Matters, the Parties may consult with each other to suspend or terminate this Agreement and neither Party shall assume any defaulting liability to the other Party.

ARTICLE 8 TERMINATION

1. Each Party shall have the right to terminate this Agreement by giving the other Party a notice in writing if:

(1) The other Party breaches or fails to fulfill any obligations under this Agreement; or

(2) Any representation, warranty or covenant made by the other Party hereunder is materially unauthentic or misleading and therefore not fulfilled.

2. In the event that this Agreement is terminated pursuant to Section 1 of this
Article 8 or Article 7 hereof, the obligations of both Parties hereunder shall be terminated immediately. Notwithstanding the forgoing sentence, any right or claim having come into existence, or any liability arising out of the representation, warranty, covenant or indemnification hereunder, shall remain unaffected upon such termination.

ARTICLE 9 DISPUTE RESOLUTION
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1. Any and all disputes, controversy or claim arising from or relating to this
Agreement or its interpretation, violation, termination or validity shall be first settled through amicable negotiations between the Parties; such negotiations shall commence on the date on which a Party issues a written notice to the other Party requesting for such negotiations. If the dispute fails to be settled within thirty (30) days of the issuance of the written notice, then, upon the request of and notification by either Party to the other Party, such dispute shall be submitted for arbitration.

2. The arbitration shall be conducted in Beijing by the China International Economic and Trade Arbitration Commission Beijing Commission in accordance with such Commission's Arbitration Rules then in effect.

3. The arbitration award shall be final and binding on the Parties, and the costs of the arbitration shall be borne by the losing Party, unless the arbitration award stipulates otherwise.

ARTICLE 10 VARIATION AND SUPPLEMENT

Both Parties hereto shall fulfill their respective obligations hereunder. No variation of or supplement to this Agreement shall be effective unless the Parties have agreed in writing and have respectively obtained the required authorizations and approvals (including an approval that Party B must obtain from the audit committee or other independent institution, which has been established under the Sarbanes-Oxley Act and the NASDAQ Rules, of the board of directors of Party B's overseas holding company, China Finance Online Co., Limited).

ARTICLE 11 VALIDITY

This Agreement shall become effective immediately after it is signed and sealed by the legal representatives or the authorized representatives of both Parties, and shall supersede all the relevant agreements and documents previously signed by the Parties on the subject matter upon the effectiveness of this Agreement.

The term of this Agreement shall be twenty (20) years, which will be automatically renewed for another one (1) year upon expiry of each term unless Party B notifies Party A of its intention not to renew thirty (30) days before the current term expires.

ARTICLE 12 COUNTERPARTS

This Agreement is executed in two counterparts. Each Party shall hold one counterpart, and both counterparts shall have the same legal force.

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[execution page only]


PARTY A: BEIJING FUHUA INNOVATION TECHNOLOGY DEVELOPMENT CO., LTD.


Authorized representative: [/s/ COMPANY SEAL]



PARTY B: CHINA FINANCE ONLINE (BEIJING) CO. LTD.


Authorized representative: [/s/ COMPANY SEAL]